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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                        Pursuant to Section13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): September 5, 2001
                                                         -----------------



                        UNITED COMMUNITY FINANCIAL CORP.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


                Ohio                   0-24399              34-1856319
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(State or other jurisdiction         (Commission         (IRS Employer
       incorporation)                File Number)        Identification Number)


275 Federal Plaza West, Youngstown, Ohio                           44503-1203
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(Address of principal executive offices)                           (Zip Code)



       Registrant's telephone number, including area code: (330) 742-0500
                                                           --------------


                                 Not Applicable
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         (Former name or former address, if changes since last report.)


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ITEM 5.  OTHER EVENTS

United Community Financial Corp. ("United Community") and its wholly-owned subsidiary, The Home Savings and Loan Company of Youngstown, Ohio ("Home Savings") executed an Agreement and Plan of Merger (the "Agreement") with Potters Financial Corporation ("PFC") and its wholly-owned subsidiary, Potters Bank ("Potters") dated September 5, 2001. Under the terms of the Agreement, shareholders of PFC will receive $22.00 for each common share of PFC outstanding on the effective date of the merger of PFC with and into Home Savings (the "Merger").

United Community is a unitary savings and loan holding company headquartered in Youngstown, Ohio. PFC is a unitary savings and loan holding company headquartered in East Liverpool, Ohio.

The Merger will be accounted for under the purchase method of accounting and is subject to approval by the shareholders of PFC and also to certain regulatory approvals.

Following the Merger, and upon the receipt of all necessary regulatory approvals, PFC will merge with HSLC Merger Subsidiary, Inc., an interim subsidiary of Home Savings, with PFC being the surviving entity. Immediately thereafter, PFC will be liquidated into Home Savings and Potters will merge with and into Home Savings, with Home Savings being the surviving entity.

The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto.

Exhibits.

        2 Agreement and Plan of Merger (excluding exhibits) dated September 5, 2001.

        99      Text of Press Release dated July 2, 2001.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNITED COMMUNITY FINANCIAL CORP.


Date:    September 10, 2001                        /s/ Douglas M. McKay
                                                   --------------------
                                            Douglas M. McKay, President



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                                INDEX TO EXHIBITS


           Exhibit Number                  Description

                  2            Agreement and Plan of Merger

                  99           Text of Press Release dated September 6, 2001.